                                                                   Exhibit 10.19


                      EIGHTH AMENDMENT TO CREDIT AGREEMENT

                  THIS EIGHTH AMENDMENT (this "Amendment") to CREDIT AGREEMENT among SPINNAKER COATING, INC., a Delaware corporation, formerly known as Brown-Bridge Industries, Inc. ("Coating"), ENTOLETER, INC., a Delaware corporation ("Entoleter"), SPINNAKER COATING-MAINE, INC., a Delaware corporation ("SCM" and, together with Coating and Entoleter, the "Borrowers"), SPINNAKER INDUSTRIES, INC., a Delaware corporation (the "Guarantor" and, together with the Borrowers, the "Credit Parties"), the financial institutions from time to time party thereto as lenders (the "Lenders"), and TRANSAMERICA BUSINESS CAPITAL CORPORATION (as successor of Transamerica Business Credit Corporation), as agent (in such capacity the "Agent") for the Lenders, is made as of August 14, 2001 among the Credit Parties and the undersigned Lenders.

                              W I T N E S S E T H :

                  WHEREAS, the Credit Parties, the Lenders and the Agent are parties to the Credit Agreement, dated as of August 9, 1999 (as amended, restated or otherwise modified from time to time prior to the date of effectiveness of this Amendment, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement unless otherwise defined herein);

                  WHEREAS, the Credit Parties have requested that the Lenders make the amendments set forth herein to the Credit Agreement; and

                  WHEREAS, the Lenders are agreeable to such request, but only on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions to effectiveness set forth in Section 2 hereof, the Credit Parties and the Lenders agree to amend the Credit Agreement as follows:

                  (a) Section 1.1 of the Credit Agreement is hereby amended to add the following new defined terms in alphabetical order:

                            "Accommodation Period" means the period commencing
                  on the Amendment No. 8 Effective Date and ending on the Accommodation Period Termination Date.

                            "Accommodation Period Termination Date" means the
                  earlier of (i) the 90th day following the Amendment No. 8 Effective Date or (ii) the date on which an Event of Default shall have occurred following the Amendment No. 8 Effective Date.

                            "Amendment No. 8" means that certain Eighth
                  Amendment to Credit Agreement dated as of August 14, 2001 by and among the Credit Parties, the Lenders and the Agent.

                            "Amendment No. 8 Effective Date" means the date on
                  which all of the conditions precedent to the effectiveness of the Amendment No. 8 have been satisfied.

                            "Overadvance" shall mean, with respect to any
                  Borrower, the amount, if any, by which the aggregate amount of Revolving Loans and Letter of Credit Obligations owing by such Borrower exceeds the lesser of (i) the Borrowing Base of such Borrower minus any reserves applicable to such Borrower or
                  (ii) the amount of Loans and Letter of Credit Obligations permitted to be incurred by such Borrower under the applicable Accounts Coverage Requirement set forth in Section 2.1(a) hereof minus any reserves applicable to such Borrower.

                            "Supporting Letter of Credit" means the letter of
                  credit issued by a bank or financial institution and on terms acceptable to Agent in the amount of Two Million Dollars ($2,000,000) in favor of Agent, in form and substance substantially similar to the form attached to Amendment No. 8 as Schedule I.

                            "Supporting Letter of Credit Drawing Event" means
                  any of the following events: (i) Borrowers fail to have Unused Availability of not less than $1,500,000 for at least 15 consecutive days immediately after the Accommodation Period Termination Date ("Unused Availability Drawing Event"), (ii) after the Accommodation Period Termination Date, any Borrower fails to comply with the (x) the forty-five percent (45%) Accounts Coverage Requirement in the case of Entoleter and (y) the fifty percent (50%) Accounts Coverage Requirement in the case of Coating and SCM as set forth under Section 2.1(a) of the Credit Agreement, in either case, for at least 15 consecutive days immediately after the Accommodation Period Termination Date ("Accounts Coverage Drawing Event"); (iii) at any time during the Accommodation Period an Overadvance shall exist ("Overadvance Drawing Event") or (iv) Borrowers shall fail to timely provide the officer's certificate described in
                  Section 7.1(y) hereof following the Accommodation Period Termination Date (a "Certificate Drawing Event").

                  (b) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end thereof:

                            "; provided, further, that after the Amendment No. 8
                  Effective Date the Applicable Margin shall be the applicable percentage per annum determined by reference to the Debt to EBITDA Ratio as set forth above for Prime Rate Loans, Eurodollar Rate Loans and Letters of Credit plus an additional 0.25%."

                  (c) Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                            "(i) to Coating: an aggregate amount equal to the
                  lesser of (x) the Coating Line of Credit and (y) the Coating Borrowing Base, minus in each case, the then outstanding Coating Letter of Credit Obligations and the pending Borrowings of Coating; provided that if the sum of the outstanding Revolving Loans extended by the Lenders to Coating and Coating Letter of Credit

                  Obligations exceed $3,000,000, then no additional Revolving Loan or Letter of Credit may be incurred by Coating if after giving effect thereto an amount equal to fifty percent (50%) of the sum of such Revolving Loans and Coating Letter of Credit Obligations in excess of $3,000,000 exceeds the Coating Accounts Borrowing Base (such 50% requirement, the "Coating Accounts Coverage Requirement");

                           (ii) to Entoleter: an aggregate amount equal to the
                  lesser of (x) the Entoleter Line of Credit and (y) the Entoleter Borrowing Base, minus, in each case, the then outstanding Entoleter Letter of Credit Obligations and the Pending Borrowings of Entoleter; provided that no Revolving Loan or Letter of Credit may be incurred if after giving effect thereto an amount equal to forty-five percent (45%) of the sum of the Revolving Loans extended by the Lenders to Entoleter and Entoleter Letter of Credit Obligations exceeds the Entoleter Accounts Borrowing Base (such 45% requirement, the "Entoleter Accounts Coverage Requirement"); and

                           (iii) to SCM: an aggregate amount equal to the lesser
                  of (x) the SCM Line of Credit and (y) the SCM Borrowing Base, minus, in each case, the then outstanding SCM Letter of Credit Obligations and the Pending Borrowings of SCM; provided that no Revolving Loan or Letter of Credit may be incurred if after giving effect thereto an amount equal to fifty percent (50%) of the sum of the Revolving Loans extended by the Lenders to SCM and SCM Letter of Credit Obligations exceeds the SCM Accounts Borrowing Base. (such 50% requirement, the "SCM Accounts Coverage Requirement" and together with the Coating Accounts Coverage Requirement and the Entoleter Accounts Coverage Requirement, individually an "Accounts Coverage Requirement" and collectively, the "Accounts Coverage Requirements").

Notwithstanding the foregoing, during the Accommodation Period, the applicable Accounts Coverage Requirements set forth in clauses (i), (ii) and (iii) above shall be reduced to forty percent (40%) in the case of each Borrower, except in the case of funding any interest or principal payment in respect of the Senior Notes (in which case Borrowers must comply with the original (x) forty-five percent (45%) Accounts Coverage Requirement in the case of Entoleter and (y) fifty percent (50%) Accounts Coverage Requirement in the case of Coating and SCM as set forth in clauses (i), (ii) and (iii) above prior and after giving effect to any such payment); provided, that (a) after the Accommodation Period Termination Date such forty percent (40%) Accounts Coverage Requirement shall immediately revert to the original (x) forty-five percent (45%) Accounts Coverage Requirement in the case of Entoleter and (y) fifty percent (50%) Accounts Coverage Requirement in the case of Coating and SCM as set forth in clauses (i), (ii) and (iii) above."

                  (d) Section 7.1(v) is hereby amended by adding the following at the end thereof:

                           "; provided, that solely during the Accommodation
                  Period, Borrowers shall not be required to meet this minimum Unused Availability requirement except in the case of funding any interest or principal payment in respect of the Senior Notes (in which case Borrowers must have Unused Availability of not less than $1,500,000 prior and after giving effect to any such payment); provided, however, that after the Accommodation Period Termination Date, Borrowers shall be required to maintain at all times Unused Availability of not less than $1,500,000."

                  (e) Section 7.1 of the Credit Agreement is hereby amended by adding the following new subsections (x), (y) and (z) at the end thereof:

                           "(x) Supporting Letter of Credit. The Credit Parties
                  shall deliver the Supporting Letter of Credit to Agent on or prior to the Amendment No. 8 Effective Date. Agent shall be eligible to draw under the Supporting Letter of Credit by submitting a letter of credit drawing certificate in form set forth on Exhibit A to the Supporting Letter of Credit attached to Amendment No. 8. as Schedule I upon the occurrence of a Supporting Letter of Credit Drawing Event for the following amounts (i) in the case of an Unused Availability Drawing Event for the applicable shortfall amount as determined by Agent in good faith; (ii) in the case of an Accounts Coverage Drawing Event for the applicable shortfall amount as determined by Agent in good faith; (iii) in the case of an Overadvance Drawing Event for the amount of such Overadvance as determined by Agent in good faith; and (iv) in the case of a Certificate Drawing Event for the amount of any shortfall or Overadvance in respect of any suspected Supporting Letter of Credit Drawing Event which the Agent, in good faith, shall determine at such time.

                           (y) Officer's Certificate. Borrowers shall deliver to
                  Agent a Borrowing Base Certificate certified by the chief financial officer of each Borrower not later than 10 days following the Accommodation Period Termination Date which certifies and demonstrates (with appropriate calculations and supporting documentation) that no supporting Letter of Credit Drawing Event has occurred or is continuing.

                           (z) Supporting Letter of Credit. Not later than seven
                  (7) Business Days following the Amendment No. 8 Effective Date, Borrower shall cause to be issued and delivered to Agent the Supporting Letter of Credit."

                  (f) Section 7.2(z) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "(z) Permitted Restructuring Charges During the
                  period from October 1, 2000 through June 30, 2002 the Borrowers shall not incur aggregate cash Restructuring Charges in excess of $6,800,000 nor incur aggregate cash and non-cash Restructuring Charges in excess of $7,900,000 (collectively, the "Permitted Restructuring Charges"), provided, further, that without limiting the foregoing, in no event shall the amount of such Permitted Restructuring Charges (whether cash or non-cash) incurred during the period from January 1, 2001 through June 30, 2002 exceed $5,500,000."

         2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon satisfaction of the following conditions:

                  (a) the Agent shall have received this Amendment, duly executed by each of the Credit Parties and the Required Lenders;

                  (b) the Agent shall have received a secretary's or assistant secretary's certificate of each Credit Party regarding the incumbency of each of the officers authorized to sign this Amendment and certifying and attaching the board resolutions authorizing the execution, delivery and performance of this Amendment;

                  (c) each of the representations and warranties set forth in
Section 3 hereof shall be true and correct in all respects; and

                  (d) the Agent shall have received for the ratable benefit of the Lenders an amendment fee of $25,000 from Borrowers in respect of this Amendment.

         3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF CREDIT PARTIES.

                  (I) Each Credit Party represents and warrants that:

                  (a) the execution, delivery and performance by such Credit Party of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

                  (c) no Change of Control or other Event of Default has occurred or remains outstanding as of the date hereof.

                  (II) Each Borrower hereby covenants and agrees that prior to causing the Supporting Letter of Credit to be issued to and delivered to Agent, no Borrower shall be entitled to request or receive any Revolving Loans or create any additional Letter of Credit Obligations which, in either case, would cause the aggregate amount of Unused Availability to be less than $2,000,000.

         4. FEES AND EXPENSES. The Credit Parties shall pay for all of the reasonable costs and expenses incurred by the Agent in connection with the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Agent. The Credit Parties acknowledge and agree that the Agent may charge any fees and all such costs and expenses which may be owing to the Agent under this Amendment and/or any other Credit Document to such of the Borrowers' Loan Accounts as Agent may elect in its discretion.

         5.       MISCELLANEOUS.

                  (a) Except as expressly amended herein, all of the terms and provisions of the Credit Agreement and the other Credit Documents are ratified and confirmed in all respects and shall remain in full force and effect. Each Credit Party hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Obligations or the payment thereof when due.

                  (b) Upon the effectiveness of this Amendment, all references in the Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and all references in the Credit Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Credit Agreement as amended by this Amendment.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or waiver of any right, power or remedy of the Agent or any Lender under any of the Credit Documents, or constitute an amendment or waiver of any provision of any of the Credit Documents.

                  (d) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. This Amendment may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

                  (e) This Amendment shall constitute a Credit Document.


         6. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).